UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2008

TOUSA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.03 Bankruptcy or Receivership.

On January 29, 2008 TOUSA, Inc. ("TOUSA" or the "Company") and certain of its subsidiaries (collectively, the "Debtors") filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Florida, Fort Lauderdale Division (the "Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). The chapter 11 cases are being jointly administered under the caption In re TOUSA, Inc., et al., Case No. 08-10928 (JKO) (the "Chapter 11 Cases"). The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On January 29, 2008, TOUSA issued a press release announcing the filing of the Chapter 11 Cases (the "Press Release"). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 1.03. In the Press Release, TOUSA also announced that it had entered into the Restructuring Support Agreement, dated January 28, 2008 (the "Restructuring Support Agreement") with the holders of a majority in principal amount of the senior unsubordinated notes issued by TOUSA (the "Senior Noteholders"). A form of the Restructuring Support Agreement is attached hereto as Exhibit 99.2. Attached as Exhibit "A" to the Restructuring Support Agreement, and as described in greater detail in the Press Release, is a plan of reorganization term sheet (the "Term Sheet"), which contemplates the Senior Noteholders receiving substantially all of the common stock of the reorganized company, as well as an interest in, and entitlement to proceeds received by, a litigation trust that will be established pursuant to a plan of reorganization for the Debtors (subject to Bankruptcy Court approval). The Term Sheet does not contemplate any distribution with respect to the Company’s equity securities.

In connection with the Chapter 11 Cases, the Debtors filed a motion seeking Bankruptcy Court approval of a Senior Secured Super-Priority Debtor in Possession Credit and Security Agreement (the "DIP Credit Agreement") between and among TOUSA, as Administrative Borrower, each of the other Debtors, as Subsidiary Borrowers, Citicorp North America, Inc., as the Administrative Agent, Citigroup Global Markets Inc., as Sole Lead Arranger and Bookrunner and the lenders that from time to time become party thereto. The DIP Credit Agreement, substantially in the form attached to the motion filed with the Bankruptcy Court, provides for a first priority and priming secured revolving credit commitment of up to $135 million. Under certain circumstances the facility is expandable to $650 million in which case approximately $515 million will be used to refinance the Debtors’ outstanding first lien indebtedness. The proceeds of the loans and other financial accommodations incurred under the DIP Credit Agreement will be used to, among other things, provide the Debtors with working capital. The DIP Credit Agreement, if approved by the Bankruptcy Court, contains events of default and includes certain financial covenants.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described in Item 1.03 above constituted an event of default or otherwise triggered repayment obligations under a number of instruments and agreements relating to direct and indirect financial obligations of the Debtors (the "Debt Documents"). As a result of the events of default, all obligations under the Debt Documents became automatically and immediately due and payable. The Debtors believe that any efforts to enforce the payment obligations under the Debt Documents are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court. The Debt Documents and the approximate principal amount of debt currently outstanding thereunder, are as follows:

1. $300 million of 9% Senior Notes due 2010, under an Indenture dated as of June 25, 2002

2. $185.0 million of 10-3/8% Senior Subordinated Notes due 2010, under an Indenture dated as of June 25, 2002

3. $300.0 million 9% Senior Notes due 2010, under an Indenture dated as of February 3, 2002, issued by Technical Olympic USA, Inc.

4. $125.0 million of 7-1/2% Senior Notes due 2011, under an Indenture dated as of March 17, 2004

5. $200.0 million of 7-1/2% Senior Notes due 2015, under an Indenture dated as of February 3, 2003

6. $250.0 million of 8 1/4% Senior Notes due 2011, under an Indenture dated as of April 12, 2006

7. $20 million of 14.75% Senior Subordinated PIK Election Notes Due 2015 under an Indenture dated as of July 31, 2007

8. $200.0 million of term loans due July 31, 2012 under the First Lien Term Loan Credit Agreement, dated as of July 31, 2007, among the Company, certain of its subsidiaries and Citicorp North America, Inc., and the Lenders named therein

9. $300.0 million of term loans due July 31, 2013. under the Second Lien Term Loan Credit Agreement, dated as of July 31, 2007, among the Company, certain of its subsidiaries and Citicorp North America, Inc., and the Lenders named therein

10. $316.5 million of revolving loans due March 9, 2010 under the Amended Revolving Credit Facility, dated as of July 31, 2007, among the Company, certain of its subsidiaries and Citicorp North America, Inc., and the Lenders named therein.

Item 2.06 Material Impairments.

The Company is currently assessing its long-lived assets for potential impairment. Although this assessment is not complete, the Company believes that it is more likely than not that material impairment charges will be recognized in the Company's financial statements for the period ending December 31, 2007.

Item 7.01 Regulation FD Disclosure.

Additional information regarding the Chapter 11 Cases is available on the internet at www.tousadocket.com. Court filings and claims information are available at www.kccllc.net/tousa. TOUSA expects to begin submitting monthly operating reports to the Court in March 2008, and also plans to post these monthly reports in the Investor Relations section of the Company’s website at www.tousa.com. TOUSA expects to continue to file reports with the United States Securities and Exchange Commission, which will also be available in the Investor Relations section of the Company’s website at www.tousa.com.

Item 8.01 Other Events.

On January 29, 2008, TOUSA’s Chief Executive Officer issued a memorandum to all TOUSA associates discussing the filing of the Chapter 11 Cases. A copy of the memorandum is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 Press Release dated January 29, 2008 titled "TOUSA Announces Pre-Negotiated Deal with Senior Noteholders to Implement Restructuring"

Exhibit 99.2 Restructuring Support Agreement

Exhibit 99.3 Memorandum dated January 29, 2008 from Antonio B. Mon, Chief Executive Officer, to all TOUSA associates titled "TOUSA’s Financial Reorganization under Chapter 11"

Forward-looking statements

This Current Report on Form 8-K (including the exhibits) may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of the Company and its management which are made with words such as “will,” “expect,” “believe,” and similar words. Any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to: (i) the Company’s ability to continue as a going concern; (ii) the ability of the Company to operate pursuant to the terms of any debtor-in- possession credit facility; (iii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding; (iv) the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; (v) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (vi) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vii) the Company’s ability to maintain contracts that are critical to its operations; (viii) the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; (ix) the ability of the Company to fund and execute its business plan;(x) the ability of the Company to attract, motivate and/or retain key executives and employees; (xi) the ability of the Company to attract and retain homebuyers and land purchasers; and (xii) other risks and factors regarding the Company and the home building industry identified from time-to-time in the Company’s reports filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2006, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007, which can also be found on the Company’s website at www.tousa.com. All information set forth herein is as of today’s date, and the Company undertakes no duty to update this information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUSA, Inc.

January 30, 2008	By:	/s/ Angela Valdes

Name: Angela Valdes
Title: Vice-President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 29, 2008 titled "TOUSA Announces Pre-Negotiated Deal with Senior Noteholders to Implement Restructuring"
99.2	Restructuring Support Agreement
99.3	Memorandum dated January 29, 2008 from Antonio B. Mon, Chief Executive Officer, to all TOUSA associates titled "TOUSA's Financial Reorganization under Chapter 11"